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                   GREEN TREE SECURITIZED NET INTEREST MARGIN
                                 CERTIFICATES,
                                 SERIES 1994-B


                             UNDERWRITING AGREEMENT
                             ----------------------



                                                                   July 20, 1994


LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York 10285

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
World Financial Center
North Tower
New York, New York 10281

Dear Sirs:

     Green Tree Financial Corporation (the "Company") is a Minnesota corporation with its principal place of business in Saint Paul, Minnesota. The Company and Green Tree Manufactured Housing Net Interest Margin Finance Corp. I, a wholly owned subsidiary of the Company ("Finance I") (together, the "Registrants") have filed a Registration Statement relating to the issuance and sale of $92,400,000 (approximate) principal amount of ____% Securitized Net Interest Margin Certificates (the "Certificates") evidencing interests in Green Tree Securitized Net Interest Margin Trust 1994-B (the "Trust"). The Certificates will be issued pursuant to a trust agreement (the "Trust Agreement") dated as of June 1, 1994 among Finance I, Green Tree Manufactured Housing Net Interest Margin Finance Corp. II ("Finance II"), and Wilmington Trust Company, a Delaware banking corporation, as Trustee. The Trust will issue $92,400,000 aggregate principal amount of the Certificates. The assets of the Trust will consist of (i) the residual interests in four real estate mortgage investment conduits ("REMICs"), whose assets consist of pools of manufactured housing contracts sold by or on behalf of the Company to investors in March 1994, May 1994 and

June 1994, (ii) a limited recourse note (the "Finance I Note") issued by Finance I and (iii) certain related property (as described herein). The Finance I Note will be secured by, and will be payable solely from, the Guarantee Fee payable with respect to the pool of manufactured housing contracts created by or on behalf of the Company in March 1994, and certain related property (as described herein). The Company, Finance I and Finance II will be referred to collectively herein as the "Green Tree Parties". The form of the Trust Agreement has been filed as an exhibit to the Registration Statement (hereinafter defined).

     The Certificates are more fully described in a Registration Statement that the Registrants have furnished to you. Capitalized terms used but not defined herein shall have the meanings given to them in the Finance I Note, the Assignment Agreements, the Transfer Agreement, the Servicing Agreement, the Security Agreement and the Trust Agreement (together, the "Trust Documents"). The term "you" as used herein, unless the context otherwise requires, shall mean you and such persons as are named as co-managers in the Terms Agreement (defined below).

     The offering of Certificates pursuant to this Agreement will be made through you or through an underwriting syndicate managed by you. When the Company determines to make an offering of Certificates, it will enter into an agreement (the "Terms Agreement") providing for the sale of such Certificates to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters", which term shall include you whether acting alone in the sale of Certificates or as a member of an underwriting syndicate). The Terms Agreement relating to the offering of Certificates shall specify, among other things, the price or prices at which the Certificates are to be purchased by the Underwriters from the Trust and the initial public offering price or prices or the method by which the price or prices at which such Certificates are to be sold will be determined. A Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. The offering of Certificates will be governed by this Agreement, as supplemented by the Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriters participating in the offering of such Certificates.

     The Registrants have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 33-53527) and a related preliminary prospectus for the registration of the Certificates under the Securities Act of 1933

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(the "1933 Act"), and have filed, and propose to file, such amendments thereto as may have been required to the date hereof pursuant to the 1933 Act and the rules of the Commission thereunder (the "Regulations"). Such registration statement, as amended at the time when it became effective under the 1933 Act, and the prospectus relating to the sale of Certificates by the Company constituting a part thereof, as from time to time each is amended or supplemented pursuant to the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively.

     The Company understands that you propose to make a public offering of the Certificates as soon as you deem advisable after the Terms Agreement has been executed and delivered.

     SECTION 1. Representations and Warranties. Each of the Green Tree Parties represents and warrants to you as of the date hereof, and to the Underwriters named in the Terms Agreement, all as of the date of such Terms Agreement (in each case, the "Representation Date") as follows:

          (a) The Registration Statement and the Prospectus, at the time the Registration Statement became effective did, and as of the Representation Date will, comply in all material respects with the requirements of the 1933 Act and the Regulations. The Registration Statement, at the time it became effective did not, and as of the Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented at the time the Registration Statement became effective did not, and as amended or supplemented as of the Representation Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Registrants in writing by you expressly for use in the Registration Statement or Prospectus. There are no contracts or documents of any Green Tree Party which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations which have not been so filed or incorporated by reference.

          (b) Each of the Green Tree Parties has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of incorporation,

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     with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Trust Documents and the Terms Agreement as such Green Tree Party may be a party to; and each of the Green Tree Parties is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business under the Trust Documents requires such qualification.

          (c) Each of the Green Tree Parties is not in violation of its articles of incorporation or certificate of incorporation, as applicable, or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of any of the Green Tree Parties or which might materially and adversely affect the properties or assets thereof.

          (d) The execution and delivery by the Green Tree Parties of this Agreement and the Terms Agreement and the execution and delivery of any Trust Document by a Green Tree Party are within the corporate power of the related Green Tree Party and have been duly authorized by all necessary corporate action on the part of the related Green Tree Party; and neither the issuance and sale of the Certificates to the Underwriters, nor the execution and delivery by the Company of this Agreement and the Terms Agreement, nor the execution and delivery of any Trust Document by a Green Tree Party, nor the consummation by any of the Green Tree Parties of any of the transactions therein contemplated, nor compliance by any of the Green Tree Parties with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on any of the Green Tree Parties or its properties or the articles of incorporation or certificate of incorporation, as applicable, or by-laws of any of the Green Tree Parties, or any of the provisions of any indenture, mortgage, contract or other instrument to which any Green Tree Party is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms

                                       4
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     of any such indenture, mortgage, contract or other instrument.

          (e) This Agreement has been, and the Terms Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Green Tree Parties, and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Green Tree Parties in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors rights generally, (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under securities laws.

          (f) The Trust Documents when executed and delivered as contemplated hereby and thereby will have been duly authorized, executed and delivered by each such Green Tree Party which is a party thereto, and will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against any Green Tree Party which is a party thereto in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (g) As of the Closing Time (as defined below), the Certificates will have been duly and validly authorized, and, when executed and authenticated as specified in the Trust Agreement, will be validly issued and outstanding and will be entitled to the benefits of the Trust Agreement, and will be binding obligations of the Trust to the extent provided in the Trust Agreement.

          (h) No filing or registration with, notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by any of the Green Tree Parties of the transactions contemplated by this Agreement, any of the Trust Documents or the Terms Agreement, except such as may be required under the 1933 Act, the Regulations, or state securities or Blue Sky laws.

          (i) Each of the Green Tree Parties possesses all material licenses, certificates, authorities or permits

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     issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and has received no notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of any of the Green Tree Parties.

          (j) As of the Closing Time, the Guarantee Fee will have been transferred to Finance I in accordance with the Guarantee Fee Assignment, the Residual Assets will have been transferred to Finance I and Finance II in accordance with the Residual Assets Assignment, the Guarantee Fee will have been pledged by Finance I to the Trust to secure the Finance I Note and the Residual Assets will have been transferred to the Trust in accordance with the Transfer Agreement.

          (k) None of the Green Tree Parties nor the Trust created by the Trust Agreement will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (l) The Certificates and the Trust Documents conform in all material respects to the descriptions thereof contained in the Prospectus.

          (m) At the Closing Time, the Certificates shall have received the certificate rating specified in the Terms Agreement.

          (n) At the Closing Time, each of the representations and warranties of the Green Tree Parties set forth in any of the Transaction Documents will be true and correct.

     SECTION 2. Purchase and Sale. The commitment of the Underwriters to purchase Certificates pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     Payment of the purchase price for, and delivery of, any Certificates to be purchased by you shall be made at the office of Brown & Wood, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by-you and the Company, at such time or date as shall be agreed upon by you and the Company in the Terms Agreement (each such time and date being referred to as the "Closing Time"). Payment shall be made to the Trust, in immediately available Federal funds wired to such bank as may be designated by the Trust. The Certificates shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days prior to the Closing Time. The Certificates, which may be in temporary form, will be made available for examination and packaging by you no later than 12:00 noon on the first business day prior to the Closing Time.

     SECTION 3. Covenants of the Registrants. The Company covenants with you as follows:

          (a) Immediately following the execution of the Terms Agreement, the Registrants will prepare the Prospectus setting forth the principal amount of the Certificates, the price at which the Certificates are to be purchased by you, either the initial public offering price or the method by which the price by which the Certificates are to be sold will be determined, the selling concession(s) and reallowance(s), if any, and such other information as you and the Company deem appropriate in connection with the offering of the Certificates. The Registrants will promptly transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to you as many copies of the Prospectus as you shall reasonably request.

          (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Certificates by you or the Underwriters, any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel, counsel for the Registrants, or otherwise, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of circumstances existing at the time it is delivered to a purchaser, not misleading or if it shall be necessary, in the opinion of any such counsel or otherwise, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations thereunder, the Registrants will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two business days will furnish to you as many copies of the Prospectus, as so amended or supplemented, as you shall reasonably request.

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

          (c) The Registrants will give you reasonable notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act or otherwise (other than reports to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act")), will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall object.

          (d) The Registrants will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document, other than reports to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or suspension of the qualification of the Certificates or the initiation of any proceedings for that purpose. The Registrants will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (e) The Company will deliver to you as many signed and as many conformed copies of the Registration Statement (as ordinarily filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.

          (f) The Registrants will endeavor, in cooperation with you, to qualify the Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Certificates. The Registrants will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as above provided.

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     SECTION 4.  Conditions of Underwriter's Obligations.  The obligations of the Underwriters to purchase Certificates pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Green Tree Parties herein contained, to the accuracy of the statements of the Green Tree Parties' officers made pursuant hereto, to the performance by the Green Tree Parties of all of its obligations hereunder and to the following further conditions:

     (a) At the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened by the Commission, (ii) the Certificates shall have received the rating specified in the Terms Agreement, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Certificates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

     (b)  At or prior to the Closing Time you shall have received:

     (1) The favorable opinion, dated as of the Closing Time, of Dorsey & Whitney, special counsel and general counsel for the Green Tree Parties (the "Underwriter Opinion"), substantially in the form attached hereto as Exhibit B.

     Such counsel shall state that it has participated in conferences with officers and other representatives of the Registrants, your counsel, representatives of the independent accountants for the Registrants and you at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as stated in paragraphs (10) and (12) of the Underwriter Opinion) and has made no independent check or verification thereof for the purpose of rendering this opinion, on the basis of the foregoing (relying as to materiality to a large extent upon the certificates of officers and other representatives of the Registrants), nothing has come to their attention that leads such counsel to believe that the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement and the Prospectus on the date of the Terms Agreement contained, and the Prospectus on the date hereof contains, any

                                       9
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untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no view with respect to the financial statements, schedules and other financial, statistical and numerical data included in or incorporated by reference into the Registration Statement or the Prospectus.

     Said counsel may state that they are admitted to practice only in the State of Minnesota, that they are not admitted to the Bar in any other State and are not experts in the law of any other State and to the extent that the foregoing opinions concern the laws of any other State such counsel may rely upon the opinion of counsel satisfactory to you and admitted to practice in such jurisdiction. Any opinions relied upon by such counsel as aforesaid shall be addressed to you and shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that their reliance thereon is justified.

          (2) The favorable opinion of counsel to the Trustee, dated as of the Closing Time, addressed to you and in form and scope satisfactory to your counsel, to the effect that:

               (i) The Trust Agreement has been duly authorized, executed and delivered by the Trustee and is enforceable against the Trustee in accordance with its terms, subject to customary and usual exceptions.

              (ii) The Trustee has full power and authority to execute and deliver the Trust Agreement and to perform its obligations thereunder.

             (iii) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Trust Agreement.

              (iv) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the jurisdiction of incorporation of the Trustee is required for the execution, delivery or performance by the Trustee of the Trust Agreement.

     In rendering such opinion, such counsel may rely, as to

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matters of fact, to the extent deemed proper and stated therein, on certificates of responsible officers of the Trustee or public officials.

          (3) The favorable opinion or opinions, dated as of the Closing Time, of counsel for the Underwriters with respect to the issue and sale of the Certificates, the Registration Statement, this Agreement, the Prospectus and other related matters as you may require.

     (c) At the Closing Time you shall have received a certificate of the President or a Vice President of each of the Green Tree Parties, dated as of such Closing Time, to the effect that the representations and warranties of each of the Green Tree Parties contained in Section 1 are true and correct with the same force and effect as though such Closing Time were the Representation Date.

     (d) You shall have received from KPMG Peat Marwick, or other independent certified public accountants acceptable to you, a letter, dated as of the Terms Agreement, or as soon thereafter as is practicable, and as of the Closing Time, delivered at such times, in the form heretofore agreed to.

     (e) At the Closing Time you shall have received, addressed to you, any additional opinions delivered by counsel pursuant to the request of the Rating Agencies rating the Certificates.

     (f) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

     (g) As of the Closing Time, each of the Trust Documents will have been duly authorized, executed and delivered by, and will constitute a legal, valid and binding obligation of, and will be enforceable against each of the Green Tree Parties which is a party thereto, in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and as to enforceability, to general principles of equity (regardless whether enforcement is sought in a proceeding in equity or at law).

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     (h)  At the Closing Time,  Fitch Investors Service, Inc. will have delivered a letter to the Company stating that the Certificates are rated
"BBB+".

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

     SECTION 5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of this Agreement, each Terms Agreement, any agreements among underwriters and selling agreements and the Underwriters' questionnaires and powers of attorney, (iii) the preparation, issuance and delivery of the Certificates to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Certificates under securities and Blue Sky laws and the determination of the eligibility of the Certificates for investment in accordance with the provisions of Section 3(g), including filing fees, and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey, (vi) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, hereinafter stated, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey and Legal Investment Survey, (vii) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Trust Agreement, (viii) the fees charged by investment rating agencies for rating the Certificates, (ix) the fees and expenses incurred in connection with the listing of the Certificates on any national securities exchange, (x) the fees and expenses, if any, incurred with respect to the National Association of Securities Dealers, Inc., including the fees and disbursements of counsel for you in connection therewith and (xi) the fees and expenses of the Trustee and its counsel.

     If the Terms Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i) hereof, the Company shall reimburse you for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

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     SECTION 6.  Indemnification.  (a)  The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of
Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or alleged untrue statement or omission.was made in reliance upon and in conformity with written information furnished to either of the Registrants by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

         (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, (A) if such settlement is effected with the written consent of the Company or (B) if such settlement is effected without the written consent of the Company more than 30 days after receipt by the Company of a notice from the Underwriters, substantially reflecting the proposed terms of such settlement, to which the Company has not responded prior to the date such settlement is effected; and

        (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing to defend or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, which expenses shall be reimbursed as they are incurred.

     This indemnity agreement will be in addition to any liability which either of the Registrants may otherwise have. Insofar as this indemnity may permit indemnification for

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liabilities under the 1933 Act of any person who is a partner of the
Underwriters entitled to indemnity hereby or who controls the Underwriters within the meaning of Section 15 of the 1933 Act and who, at the date of this Agreement is a director, officer or controlling person of either of the Registrants, such indemnity agreement is subject to the undertaking of either of the Registrants in the Registration Statement.

     (b) Each Underwriter severally agrees to indemnify and hold harmless each of the Registrants, each of the Registrants' directors, each of the Registrants's officers who signed the Registration Statement, and each person, if any, who controls either of the Registrants within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to either of the Registrants by you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

     (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters (i) in such proportion as shall be appropriate to reflect the relative benefit received by the Underwriters, as represented by the percentage that the Underwriting discount or discounts on the cover of such Prospectus bears to the initial public offering price or prices as set forth thereon, and the Company shall be responsible for the balance; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the benefit referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and, provided further, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Certificates purchased by such Underwriter pursuant to the Terms Agreement exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section, each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriters and each director of the Company, each officer of either of the Registrants who signed the Registration Statement, and each person, if any, who controls either of the Registrants within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as each of the Registrants.

     SECTION 8. Representations, Warranties and Agreements to survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of Officers of any of the Green Tree Parties submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of the Underwriters or controlling person thereof, or by or on behalf of any of the Green Tree Parties and shall survive delivery of any Certificates to the Underwriters.

     SECTION 9. Termination of Agreement. This Agreement may be terminated for any reason at any time by either the Company or you upon the giving of thirty days' written notice of such termination to the other party hereto. You, as Representative of the Underwriters named in the Terms Agreement, may also terminate the Terms Agreement, immediately upon notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration

Statement or Prospectus any change, or any development involving a prospective change in, or affecting, the condition, financial or otherwise, earnings, affairs or business of the Company whether or not arising in the ordinary course of business, which in your judgment would materially impair the market for, or the investment quality of, the Certificates, or (ii) if there has occurred any outbreak of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Certificates or enforce contracts for the sale of the Certificates, or (iii) if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, Minnesota or New York authorities. In the event of any such termination, (A) the covenants set forth in Section 3 with respect to any offering of Certificates shall remain in effect so long as the Underwriters own any such Certificates purchased from the Company pursuant to the Terms Agreement and (B) the covenant set forth in Section 3(c), the provisions of Section 5, the indemnity agreement set forth in Section 6, and the contribution provisions set forth in Section 7, and the provisions of Sections 8 and 13 shall remain in effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters participating in an offering of Certificates shall fail at the Closing Time to purchase the Certificates which it or they are obligated to purchase hereunder and under the Terms Agreement (the "Defaulted Certificates"), then such of you as are named therein shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, you have not completed such arrangements within such 24-hour period, then:

          (1) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Certificates to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

          (2) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Certificates to be purchased pursuant to such Terms Agreement, the Terms Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

     No action taken pursuant to this Section shall relieve any defaulting Underwriters from liability with respect to any default of such Underwriters under this Agreement and the Terms Agreement.

     In the event of a default by any Underwriters as set forth in this Section, either you or the Company shall have the right to postpone the Closing Time for a period of time not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to you at the address set forth on the first page hereof, attention of the Syndicate Department. Notices to the Company shall be directed to Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, attention of the Secretary, with a copy to the Treasurer.

     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon you and each of the Green Tree Parties and any Terms Agreement shall inure to the benefit of and be binding upon each of the Green Tree Parties and any Underwriter who becomes a party to a Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives any legal or equitable right, remedy or claim under or with respect to this Agreement or the Terms Agreement or any provision herein or therein contained. This Agreement and the Terms Agreement and all conditions and provisions hereof or thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and for the benefit of no other person, firm or corporation. No purchaser of Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. Governing Law and Time. This Agreement and each Terms Agreement shall be governed by the laws of the State of New York. Specified times of day refer to New York City time.

     SECTION 14. Counterparts. This Agreement and the Terms Agreement may be executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                              Very truly yours,

                              GREEN TREE FINANCIAL CORPORATION


                              By______________________________
                                Name:
                                Title:

                              GREEN TREE MANUFACTURED HOUSING NET
                              INTEREST MARGIN FINANCE CORP. I


                              By______________________________
                                Name:
                                Title:

                              GREEN TREE MANUFACTURED HOUSING NET
                              INTEREST MARGIN FINANCE CORP. II


                              By______________________________
                                Name:
                                Title:

CONFIRMED AND ACCEPTED, as of
  the date first above written:

LEHMAN BROTHERS INC.


By___________________________
  Name:
  Title:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By___________________________
  Name:
  Title:

                                                                       EXHIBIT A


                   GREEN TREE SECURITIZED NET INTEREST MARGIN
                                  CERTIFICATES



                            FORM OF TERMS AGREEMENT
                            -----------------------


                                [To Be Provided]

            GREEN TREE SECURITIZED NET INTEREST MARGIN CERTIFICATES

                                TERMS AGREEMENT
                                ---------------

                                                           Dated:  July 20, 1994



To:  Green Tree Financial Corporation, (the "Company"),
     Green Tree Manufactured Housing Net Interest Margin
     Finance Corp. I ("Finance I") and Green Tree Manufactured
     Housing Net Interest Margin Finance Corp. II ("Finance II")

Re:  Underwriting Agreement dated July 20, 1994


Series Designation:  Green Tree Securitized Net Interest Margin
- - ------------------   Certificates, Series 1994-B


Co-managers:
- - -----------

Lehman Brothers Inc. ("Lehman Brothers")
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
("Merrill Lynch")

Terms of the Certificates:
- - -------------------------

Original
Principal                Certificate Interest
 Amount                          Rate
- - ---------                --------------------

$92,400,000                      7.85%

Certificate Rating:
- - -------------------

   "BBB+" by Fitch Investors Service, Inc.

Servicer:
- - --------

   Green Tree Financial Corporation (in such capacity, the "Servicer")

Trust:
- - -----

          The Trust shall include (i) the residual interests in four real estate mortgage investment conduits ("REMICs"), whose assets consist of pools of manufactured housing contracts sold by or on behalf of the Company to investors in March 1994, May 1994 and June 1994, (ii) a limited recourse note (the "Finance I Note") issued by Finance I and (iii) certain related property (as described herein). The Finance I Note will be secured by, and will be payable solely from, the Guarantee Fee payable with respect to the pool of manufactured housing contracts created by or on behalf of the Company in March 1994, and certain related property (as described herein).

Credit Enhancement:
- - ------------------

          Subordination of Subordinated Certificates to Securitized Net Interest Margin Certificates.

Payment Dates:
- - -------------

          The 15th day (or if such day is not a business day, the next succeeding business day) of each month commencing on August 15, 1994.

Purchase Price:
- - --------------

          Subject to the terms of the following paragraph, the purchase price payable by the Underwriters for the Certificates is 97.984375% of the principal amount of the Certificates plus accrued interest, if any, at the Certificate Interest Rate (7.85%) from July 27, 1994.

          Any allocation of the Certificates among Lehman Brothers and Merrill Lynch will be governed by the Agreement Among Underwriters.

Underwriting Commission:
- - -----------------------

          Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriters in connection with the purchase of the Certificates.

          Public Offering price and/or method of determining price at which the Underwriters will sell the Certificates:

                                  99.984375%

Closing Date and Location:
- - -------------------------

          On or about July 27, 1994, offices of Brown & Wood, One World Trade Center, New York, New York.

                         LEHMAN BROTHERS INC.

                         By:__________________________________
                            Name:
                            Title:


                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                      INCORPORATED

                         By:__________________________________
                            Name:
                            Title:


ACCEPTED:

GREEN TREE FINANCIAL CORPORATION

By:_______________________________
   Name:
   Title:

GREEN TREE MANUFACTURED HOUSING
NET INTEREST MARGIN FINANCE CORP. I

By:_______________________________
   Name:
   Title:

GREEN TREE MANUFACTURED HOUSING
NET INTEREST MARGIN FINANCE CORP. II

By:_______________________________
   Name:
   Title:

                                       3